Exhibit 10.1

FIRST AMENDMENT

TO THE

LIMONEIRA COMPANY 2022 OMNIBUS INCENTIVE PLAN

WHEREAS, Limoneira Company, a Delaware corporation (“Company”) established and sponsors the Limoneira Company 2022 Omnibus Incentive Plan effective January 25, 2022 (the “Plan”);

WHEREAS, pursuant to Section 12(a) of the Plan, the Board of Directors of the Company (“Board”) reserved the right to amend the Plan at any time;

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares of common stock, $0.01 par value per share, available for issuance under the Plan by 1,000,000 shares from 500,000 shares to 1,500,000 shares, subject to stockholder approval;

NOW, THEREFORE, pursuant to the power reserved by Section 12(a) of the Plan, the Board amended the Plan as follows, subject to and effective upon approval by the Company’s stockholders at the Annual Meeting on March 26, 2024 (defined terms used herein, but not otherwise defined in this First Amendment, shall have the meanings ascribed to them in the Plan):

1.	Section 4(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Shares Available. Subject to adjustment as provided in Section 4(d), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, One Million Five Hundred Thousand (1,500,000) Shares; provided that the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be Four Hundred Thousand (400,000) Shares.”

2.	This First Amendment shall become effective upon stockholder approval at the Company’s Annual Meeting on March 26, 2024.

IN WITNESS WHEREOF, this First Amendment, having been first duly authorized, approved and adopted by the Board, and approved by the Company’s stockholders at the March 26, 2024 Annual Meeting, is hereby executed below by a duly authorized officer of the Company on this 26th day of March, 2024.

LIMONEIRA COMPANY

By:	/s/ Harold S. Edwards

Name:	Harold S. Edwards

Title:	President and Chief Executive Officer